NATIONS INSTITUTIONAL RESERVES

                        (A Massachusetts Business Trust)

                      CERTIFICATE: CLASSIFICATION OF SHARES

              The undersigned, Secretary of Nations Institutional Reserves ("Reserves"), hereby certifies that the Board of Trustees of Reserves duly adopted the following votes at a meeting held on May 26, 1999:

              WHEREAS, the Trustees of Reserves approved a Multi-Class Plan pursuant to Rule 18f-3 under the 1940 Act on April 12, 1995, as amended (the "Multi-Class Plan"), which describes the terms of Reserves' multiple class share distribution system; and

              WHEREAS, it has been recommended that Reserves establish two new classes of shares, designated as the Investor B Shares and Investor C Shares of the Money Market Funds of Reserves (the "Exchange Shares");

              NOW THEREFORE BE IT:

              VOTED, that pursuant to Article III, Section 1 of Reserves' Agreement and Declaration of Trust, an unlimited number of authorized, unissued shares be, and they hereby are, allocated to the Money Market Funds of Reserves and divided into and classified as a separate class of each Fund as follows:

              (i) Nations Cash Reserves -- Investor B Shares and Investor C Shares;

              (ii) Nations Money Market Reserves -- Investor B Shares and Investor C Shares;

              (iii) Nations Treasury Reserves -- Investor B Shares and Investor
                    C Shares;

              (iv) Nations Government Reserves -- Investor B Shares and Investor C Shares;

              (v) Nations Municipal Reserves -- Investor B Shares and Investor C Shares; and

              (vi) Nations California Tax Exempt Reserves -- Investor B Shares and Investor C Shares;

              FURTHER VOTED, that the Board of Trustees of Reserves, including a majority of the Trustees who are not interested persons of the Trust, hereby find that the amendments to the Multi-Class Plan for Reserves, in substantially the form presented at this meeting, including the method contained herein for allocating expenses among the classes in a single Fund, are in the best interests of each class of shares of each Fund of Reserves individually and Reserves as a whole;

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              FURTHER VOTED, that the amendments to the Multi-Class Plan for
Reserves, in substantially the form presented at this meeting, be, and they hereby are, ratified and approved by the Board of Trustees, including a majority of the Trustees who are not interested persons of Reserves; and

              FURTHER VOTED, that consideration received by Reserves for the issue or sale of the Exchange Shares of the Money Market Funds of Reserves shall be invested and reinvested with the consideration received by Reserves for the issue and sale of all of the Funds' other classes (individually a "Class" and collectively the "Classes"), together with all income, earnings, profits and proceeds thereof, including the proceeds derived from the sale, exchange or liquidation thereof, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of Reserves allocated to the Money Market Funds of Reserves by the Board of Trustees in accordance with Reserves' Agreement and Declaration of Trust, and each share of any Class of the Funds (individually, a "Share" and collectively, the "Shares") shall share equally with each share of all the Classes of such Fund of Reserves in such consideration and other assets, income, earnings, profits and proceeds thereof; and

              FURTHER VOTED, that the Officers of Reserves be, and each hereby is, authorized and directed to take all such actions as and when the officers taking such action, in consultation with Reserves' counsel, deem necessary or appropriate to effect establishment of the new series, including, but not limited to, executing, sealing, delivering and filing the Certificate of Classification of Shares, and any and all other documents, instruments, papers and writings as he or she may deem necessary or appropriate to perform and carry out the preceding votes, such determination to be conclusively evidenced by such acts.

              The foregoing votes remain in full force and effect as of the date hereof.


                                                  /s/ Richard H. Blank, Jr.
Dated:  May 26, 1999                              _________________________
                                                  Richard H. Blank, Jr.
                                                  Secretary and Treasurer

Subscribed and sworn to before
me this _____ day of ___________, 1999

___________________________________

Name:______________________________
          Notary Public
Commission Expires:________________

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